July 28, 2026

FLORIDA DEPARTMENT OF STATE
Division of Corporations

NON-INVASIVE MONITORING SYSTEMS, INC.
4400 BISCAYNE BLVD.
MIAMI, FL 33137

Re: Document Number 681706

The Articles of Amendment to the Articles of Incorporation of NON-INVASIVE MONITORING SYSTEMS, INC., a Florida corporation, were filed on July 27, 2026.

This document was electronically received and filed under FAX audit number H26000299659.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Claretha Golden
Regulatory Specialist II
Division of Corporations

Letter Number: 526A00016920

Articles of Amendment
to
Articles of Incorporation
of

NON-INVASIVE MONITORING SYSTEMS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

681706

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____
____
____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____
____
____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____________________________________

____
(Florida street address)

New Registered Office Address: ____________________________, Florida____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	_______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	_______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	_______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	_______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	_______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	_______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV: Effective upon the filing of these Amended Articles of Incorporation (the "Effective Time"), a One for One Hundred Fifty (1:150) reverse stock split of the common stock, par value $0.01 per share (the "Common Stock") will be effectuated. As of the Effective Time, each one hundred fifty (150) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") will be automatically and without any action on the part of the holder thereof reclassified as and converted into One (1) share of Common Stock (the "New Common Stock"), subject to the treatment of fractional shares interests as described below. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded up to the next higher whole number of shares of Common Stock.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by 63.37%."

(voting group)

Dated 7/22/2026

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

James J. Martin

(Typed or printed name of person signing)

Chief Financial Officer

(Title of person signing)